                                                                     EXHIBIT 4.2

                  INCORPORATED UNDER THE LAWS OF THE STATE OF

                                    Michigan
                                 --------------


NUMBER                                                                    SHARES
 -00-                                                                      -00-

                       MICHIGAN COMMUNITY BANCORP LIMITED

                                                    Common Stock
               AUTHORIZED CAPITAL  9,000,000 SHARES       No      PAR VALUE
                                 -----------       --------------

This Certifies That    SPECIMEN     is the owner of ----0------ full paid and
non-assessable SHARES OF THE COMMON STOCK OF MICHIGAN COMMUNITY BANCORP LIMITED transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.
In Witness Whereof the said Corporation has caused this Certificate to be signed by its duly authorized officers and sealed with the Seal of the Corporation,
this ________ day                       of _____________ A.D. 19_____

                            [SEAL]

______________________                  _____________________________
             SECRETARY                                      PRESIDENT